Exhibit 4.9.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND FIRST AMENDMENT

TO GUARANTY AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND FIRST AMENDMENT TO GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of December 10, 2010 is entered into by and among the financial institutions signatory hereto (each a “Lender” and collectively the “Lenders”), BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”), HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, and each of HRI’s, HCM’s and Tapco’s subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”) and HEADWATERS INCORPORATED, a Delaware corporation (“Parent”).

RECITALS

A. Borrowers, Agent and the Lenders have previously entered into that certain Loan and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. Parent and Agent have previously entered into that certain Guaranty and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Guaranty”), pursuant to which Parent has guarantied the loans and other financial accommodations made available to Borrowers by Agent and the Lenders.

C. Borrowers have requested that Agent and the Lenders amend the Loan Agreement and Parent has requested that Agent and the Required Lenders amend the Guaranty, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

D. Borrowers and Parent are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or the Guaranty is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Loan Agreement.

(a) The following definition is hereby added in alphabetical order to Section 1.1 of the Loan Agreement:

“Pledged Cash: the funds maintained in a blocked Deposit Account of Borrowers, which may not be withdrawn without the Agent’s prior consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the Borrowing Base upon giving effect to such withdrawal), Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with a perfected first priority security interest in and Lien on such funds.”

(b) The grid set forth in the definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Level	Fixed Charge Coverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans
I	Greater than or equal to 1.50 to 1.00	1.00%	2.25%
II	Less than 1.50 to 1.00 but greater than or equal to 1.30 to 1.00	1.20%	2.50%
III	Less than 1.30 to 1.00	1.50%	2.75%”

(c) The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve, minus the Litigation Reserve, minus the Availability Block minus the Fly Ash Reserve; or (b) the sum of the HRI Borrowing Base, plus the Tapco Borrowing Base, plus the Eldorado Borrowing Base, plus the SCP Borrowing Base, plus 100% of Pledged Cash, minus the Availability Reserve.”

(d) The definition of “Dominion Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Dominion Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Excess Availability is less than 17% of the aggregate Revolver Commitments at any time; and (b) continuing until, during the preceding three (3) calendar months, no Event of Default has existed and Excess Availability has been greater than 17% of the aggregate Revolver Commitments at all times.”

(e) Clause (g) of the definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(g) the aggregate purchase consideration payable (including deferred payment obligations) in respect of all Acquisitions made (i) during any calendar year shall not exceed $10,000,000 and (ii) during the term of this Agreement shall not exceed $30,000,000;”

(f) The definition of “Permitted Asset Disposition” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Asset Disposition: (i) an Asset Disposition by any Obligor other than a Borrower, or (ii) as long as: (x) no Default or Event of Default exists (provided that, in the case of clauses (a) and (c) only, such Asset Dispositions will continue to be permitted unless Agent has given Borrower Agent notice otherwise), and (y) in the case of clauses (a) and (c) only, all Net Proceeds are remitted to a Dominion Account, an Asset Disposition by a Borrower that is: (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $5,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) a sale or grant of non-exclusive licenses of Intellectual Property entered into in the Ordinary Course of Business; (e) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from a Borrower’s default; (f) leases, sales or other dispositions of Property that, in the aggregate during any Fiscal Year, has a book value of $5,000,000 or less; (g) a disposition of Property (other than any Revolver Priority Collateral) that is exchanged for credit against the purchase price of similar replacement property; (h) a transfer of Property by a Borrower to another Borrower; or (i) approved in writing by Agent and Required Lenders.”

(g) The definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolver Termination Date: the earlier of: (x) three (3) months prior to the final maturity date of the Senior Secured Notes or any of the Convertible Subordinated Notes (as defined in the Guaranty and Security Agreement dated as of October 27, 2009 between Parent and Agent) or, (y) October 27, 2014.”

(h) The first sentence of clause (b) of Section 10.1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to two times per Loan Year; and (ii) appraisals of Inventory up to one time per Loan Year; provided, however, that if a Dominion Trigger Period is in effect, Borrowers shall reimburse Agent for one additional examination and one additional appraisal per Loan Year; provided, further, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.”

(i) Section 10.2.8(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Debt evidenced by the Senior Secured Notes Documents, except (i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of the Required Lenders), and (ii) voluntary prepayments on such Debt so long as (A)(1) no Event of Default exists, (2) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, and (3) Borrowers shall have delivered to Agent five Business Days prior written notice of any such prepayment accompanied by detailed calculations confirming that Borrowers are in compliance with the requirements set forth in this clause (c)(ii)(A); or (B) if Excess Availability is less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, (1) no Event of Default exists, (2) Excess Availability is no less than 20% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, (3) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such prepayment and recomputed for the most recent month for which financial statements have been delivered to Agent, is at least 1.0 to 1.0, and (4) Borrowers shall have delivered to Agent five Business Days prior written notice of any such prepayment accompanied by detailed calculations confirming that Borrowers are in compliance with the requirements set forth in this clause (c)(ii)(B),”

(j) Section 10.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.3 Fixed Charge Coverage Ratio. As long as any Commitments or Obligations are outstanding, if Excess Availability is ever less than an amount equal to 15% of the aggregate Revolver Commitments (the “FCCR Event”), Borrowers shall maintain a Fixed Charge Coverage Ratio, when measured at the end of the month ending immediately before the FCCR Event and each month ending after the FCCR Event, on a trailing twelve (12) month basis, of at least 1.0 to 1.0.”

2. Amendments to Guaranty.

(a) Section 5.2(g)(c) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(c) Debt evidenced by the Senior Secured Notes Documents, except (i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent), (ii) voluntary prepayments on such Debt so long as the conditions set forth in Section 10.2.8.(c)(ii) of the Loan Agreement have been satisfied, or (iii) unless (A) the Refinancing Condition is satisfied, (B) subject to Agent’s consent, acquired in connection with an exchange for Debt or (C) so long as no Change of Control shall result therefrom, acquired in connection with an exchange for Equity Interests;”

3. Waiver of Notice of Formation of Subsidiary. Parent has informed Agent that, prior to the date hereof, Headwaters Plant Services, Inc., a Utah corporation (“HPS”) became a Subsidiary (as defined in the Guaranty) of Parent, however, Parent failed to notify Agent of HPS becoming a Subsidiary (as defined in the Guaranty) within 10 days thereof as required by Section 5.1(h) of the Guaranty (the “Notice Failure”). Effective as of the date HPS became a Subsidiary (as defined in the Guaranty) of Parent, Agent and the Required Lenders hereby waive the Notice Failure solely with respect to Section 5.1(h) of the Guaranty; provided, however, that Agent does not waive any of its rights to require Parent to cause HPS to become a Guarantor under the Guaranty or a Borrower under the Loan Agreement in a manner satisfactory to Agent after the date hereof.

4. Consent Regarding New Covol Subsidiaries. Parent has informed Agent that Headwaters Energy Services Corporation, a Utah corporation (“Energy Services”), intends to create five new Subsidiaries (as defined in the Guaranty) on or after the date hereof (the “New Covol Subsidiaries”). Agent and the Required Lenders hereby consent to the formation of the New Covol Subsidiaries for purposes of Sections 5.1(h) and 5.2(i) of the Guaranty and acknowledge and agree that the New Covol Subsidiaries shall not be required to become Guarantors under the Guaranty pursuant to Sections 5.1(h) of the Guaranty so long as Energy Services is not an Obligor.

5. Limitation on Transfers of Assets to HPS. Each of Parent and each Borrower hereby acknowledges and agrees that until such time as HPS becomes a Borrower under the Loan Agreement or a Guarantor under the Guaranty, neither Parent nor any Borrower shall make any Distributions, transfer any assets, make any capital contributions or make any loans or other advances of money to HPS. The failure of Parent or Borrowers to comply with this Section 5 shall constitute an Event of Default.

6. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

(a) Amendment. Agent shall have received this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Representations and Warranties. The representations and warranties set forth herein must be true and correct.

(c) Amendment Fee. Agent shall have received, for the ratable benefit of the Lenders, a non-refundable amendment fee in the amount of one hundred seventy-five thousand Dollars ($175,000), which shall be fully earned and due and payable on the date of this Amendment.

(d) No Default. No event has occurred and is continuing that constitutes an Event of Default.

(e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

7. Representations and Warranties. Each of Parent and each Borrower represents and warrants as follows:

(a) Authority. Each of Parent and such Borrower has the requisite power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each of Parent and such Borrower of this Amendment have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by each of Parent and such Borrower. This Amendment and each Loan Document to which Parent or such Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of Parent and such Borrower, enforceable against Parent and such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document to which Parent or such Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of each of Parent and such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Parent or such Borrower.

(e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

8. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks). The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

10. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby. Upon and after the effectiveness of this Amendment, each reference in the Guaranty to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guaranty, and each reference in the other Loan Documents to “the Guaranty”, “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as modified and amended hereby.

(b) Except as specifically amended above, the Loan Agreement, the Guaranty and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Parent and Borrowers, as applicable, to Agent and the Lenders.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

11. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof, and Parent hereby restates, ratifies and reaffirms each and every term and condition set forth in the Guaranty, as amended hereby, and the Loan Documents effective as of the date hereof.

12. Estoppel. To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower and Parent hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower or Parent as against Agent or any Lender with respect to the Obligations.

13. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

14. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

HEADWATERS RESOURCES, INC.,
a Utah corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

METAMORA PRODUCTS CORPORATION OF ELKLAND,
a Pennsylvania corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

HEADWATERS SERVICES CORPORATION,
a Utah corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

HEADWATERS CONSTRUCTION MATERIALS, INC.,
a Utah corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

HCM UTAH, LLC,
a Utah limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

HEADWATERS CONSTRUCTION MATERIALS, LLC,
a Texas limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

HCM STONE, LLC,
a Utah limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

DUTCH QUALITY STONE, INC.,
an Ohio corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

ELDORADO SC-ACQUISITION CO.,
a Utah corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

ELDORADO G-ACQUISITION CO.,
a Utah corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

ELDORADO STONE LLC,
a Delaware limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

ELDORADO STONE ACQUISITION CO., LLC,
a Utah limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

ELDORADO STONE FUNDING CO., LLC,
a Utah limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

STONECRAFT MANUFACTURING, LLC,
an Ohio limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

CHIHUAHUA STONE, LLC,
a Utah limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

ELDORADO STONE OPERATIONS, LLC,
a Utah limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

L-B STONE, LLC,
a Utah limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

TAPCO INTERNATIONAL CORPORATION,
a Michigan corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

METAMORA PRODUCTS CORPORATION, a Michigan corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

MTP, INC., an Ohio corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

ATLANTIC SHUTTER SYSTEMS, INC., a South Carolina corporation

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

INSPIRE SERVICES, LLC, a Michigan limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

STONECRAFT SALES, LLC, a Michigan limited liability company

By:	/s/ Harlan M. Hatfield
Name:	Harlan M. Hatfield
Title:	Vice President

PARENT:

HEADWATERS INCORPORATED, a Delaware corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Todd Eggertsen
Name:	Todd Eggertsen
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Gregg L. Corey
Name:	Gregg L. Corey
Title:	Vice President

ZIONS FIRST NATIONAL BANK, as a Lender

By:	/s/s Tracy A. Groll
Name:	/s/ Tracy A. Groll
Title:	Senior Vice President